Exhibit 1
Form 10-KSB
Reddi Brake Supply Company, Inc.

F I L E D
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
July 13,1990

                     ARTICLES OF INCORPORATION
                                OF
                      FRANKLIN CAPITAL, INC.

      KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of twenty-one years or more and desiring to form a body corporate under the laws of the State of Nevada does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Nevada, these Articles of Incorporation:

                             ARTICLE I
                               NAME

     The name of the Corporation shall be: Franklin Capital, Inc.

                            ARTICLE II
                        PERIOD OF DURATION

     The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

                            ARTICLE III
                        PURPOSES AND POWERS

      1. Purposes. Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Nevada Business Corporation Act.

      2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.

      3. Issuance of Shares. The board of directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Nevada.

                            ARTICLE IV
                           CAPITAL STOCK

      The aggregate number of shares which this Corporation shall have authority to issue is: Twenty Five Million (25,000,000) shares of $.0001 par value each, which shares shall be designated "Common Stock"; and Two Million Five Hundred Thousand (2,500,000) shares of $.0001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.

      1. Dividends. Dividends in cash, property or shares shall be paid upon the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, to the extent earned surplus for each such year is available, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount not less than nor more than the rate as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. No other dividend shall be paid on the Preferred Stock.

      Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

      2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

      3. Redemption. The Preferred Stock may be redeemed in whole or in part as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock, upon prior notice to the holders of record of the Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or Common Stock for each share of the Preferred Stock to be redeemed, as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Common Stock used to redeem Preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share. No such purchase or retirement shall be made if the capital of the Corporation would be impaired thereby.

      If less than all the outstanding shares are to be redeemed, such redemption may be made by lot or pro rata as may be prescribed by resolution of the Board of Directors; provided, however, that the Board of Directors may alternatively invite from shareholders offers to the Corporation of Preferred Stock at less than an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, and when such offers are invited, the Board of Directors shall then be required to buy at the lowest price or prices offered, up to the amount to be purchased.

      From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price) , all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

      Any purchase by the Corporation of the shares of its Preferred Stock shall not be made at prices in excess of said redemption price.

      4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of this Corporation.

     Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

     5. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

     6. Conversion Rights. Holders of shares of Preferred Stock may be granted the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

                             ARTICLE V
              TRANSACTIONS WITH INTERESTED DIRECTORS

      No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

           (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

           (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

           (c) The contract or transaction is fair and reasonable to the corporation.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                            ARTICLE VI
                       CORPORATE OPPORTUNITY

      The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

                            ARTICLE VII
                          INDEMNIFICATION

       The Corporation may indemnify any director, officer, employee, fiduciary, or agent of the Corporation to the full extent permitted by the Nevada Business Corporation Act as in effect at the time of the conduct by such person.

                           ARTICLE VIII
                            AMENDMENTS

      The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Nevada Business Corporation Act.

                            ARTICLE IX
                 ADOPTION AND AMENDMENT OF BYLAWS

     The initial Bylaws of the Corporation shall be adopted by its board of directors. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                             ARTICLE X
              REGISTERED OFFICE AND REGISTERED AGENT

       The address of the initial registered office of the Corporation is One East First Street, Reno, Nevada 89501, Washoe County, Nevada, and the name of the registered agent at such address is The Corporation Trust Company of Nevada. Either the registered office or the registered agent may be changed in the manner permitted by law.

                            ARTICLE XI
                    INITIAL BOARD OF DIRECTORS

      The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, and the number of directors of the Corporation may be changed from time to time by consent of the Corporation's directors. The initial board of directors of the Corporation shall consist of one (1) director. The name and address of the person who shall serve as director until the first annual meeting of shareholders and until his successor is elected and shall qualify are: Earnest J. Mathis, Jr. , 6160 South Syracuse
Way, Suite 310, Englewood, CO 80111.

                            ARTICLE XII
                    LIMITATION OF LIABILITY OF
            DIRECTORS TO-CORPORATIONS AND SHAREHOLDERS

      No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director
(a) shall be liable under Section 78.037 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law, including without limitation section 78.037 and/or the Nevada Business Corporation Act.

                           ARTICLE XIII
                           INCORPORATOR

      The name and address of the incorporator are: Jon D. Sawyer, c/o Wills & Sawyer, P.C., 511 16th Street, Suite 400, Denver, CO 80202.

      IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 12th day of July, 1990.


                                        _________________________
                                        Jon O. Sawyer


STATE OF COLORADO   )
                    )    ss.
COUNTY OF DENVER    )


     On the 12th day of July, 1990, personally appeared before me, a notary public, Jon D. Sawyer, who acknowledged before me that he executed the foregoing Articles of Incorporation.

                                   My commission expires: 7/21/90

                                   ________________________
                                   Notary Public
                                   511 16th Street, Suits 400
                                   Denver, CO 80202

F I L E D
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA


                     CERTIFICATE OF ACCEPTANCE
                 OF APPOINTMENT BY RESIDENT AGENT

     IN THE MATTER OF Franklin Capital, Inc. THE CORPORATION TRUST

COMPANY OF NEVADA hereby certifies that on the 12th day of July,

1990, it accepted the appointment as Resident Agent of the above entitled corporation in accordance with Sec. 78.090, NRS 1957.

Furthermore, that the principal office in this State is located at

One East First Street, Town of Reno, County of Washoe, State of

Nevada.

     IN WITNESS WHEREOF, it has hereunto set its hand this 12th day of July, 1990.

THE CORPORATION TRUST COMPANY OF NEVADA, Resident Agent



                    By:________________________________________
                                    Corinne M. Lude, Assistant
Secretary








SEC 78 Every corporation shall have a resident agent, who may be either an individual or a corporation, resident of or located in this state charge of its principal office. Every such resident agent shall, within ten days after acceptance of an appointment as such, file a certificate thereof in the office of the secretary of state and a copy of such certificate in the office of the county clerk of the county in which the principal office of the corporation in the state be located. The resident agent may be a bank, or banking corporation, or other corporation located and doing business in this state, and any such bank and any such corporation, acting as such resident agent, shall have authority.